UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2008
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 410 - 103 East Holly Street
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 201-9591
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1        REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008, Norpac Technologies, Inc. (the “Company”) entered into a Release Agreement with Balsam Ventures, Inc. (“Balsam”), pursuant to which Balsam agreed to release the Company from any legal claims and liabilities in connection with a license agreement dated November 30, 2003, as amended on January 12, 2006, (the “License Agreement”) between the Company and Balsam (the “Release”). Under the terms of the License Agreement, the Company had previously granted a license to Balsam over its self chilling beverage container technology. However, the Company’s patents over this technology expired. As such, in exchange for the Release, the Company agreed to:

(a)	surrender for cancellation the 5,545,000 shares of Balsam’s common stock which were issued to the Company under the License Agreement; and

(b)	assign an indebtedness owed to the Company of approximately $612,000 plus accrued interest to Balsam.

The summary of the foregoing is qualified in its entirety by reference to the Release Agreement, which is included as an exhibit to this Current Report on Form 8-K.

SECTION 2        FINANCIAL INFORMATION

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The details of the Release Agreement are described under Item 1.01 of this Current Report on Form 8-K.

SECTION 9        FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Release Agreement dated June 30, 2008 between Norpac Technologies, Inc. and Balsam Ventures, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: July 7, 2008
	By:	/s/ John P. Thorton

JOHN P. THORNTON
President and Chief Executive Officer